Exhibit 10.1

EXECUTION VERSION

STEPAN COMPANY

SECOND Amendment
Dated as of August 27, 2024

to

NOTE PURCHASE AND PRIVATE SHELF AGREEMENT
Dated as of June 10, 2021

SECOND Amendment

to Note PURCHASE AND PRIVATE SHELF Agreement

This SECOND Amendment dated as of August 27, 2024 (this “Amendment”) to that certain Note Purchase and Private Shelf Agreement dated as of June 10, 2021 is among Stepan Company, a Delaware corporation (the “Company”), each Subsidiary Guarantor party hereto, and PGIM, Inc. (“Prudential”).

Recitals:

A. Whereas, the Company has heretofore entered into that certain Note Purchase and Private Shelf Agreement dated as of June 10, 2021 (as amended by that certain First Amendment to Note Purchase and Private Shelf Agreement dated as of September 29, 2023, the “Note Purchase Agreement”) with Prudential and each of the Purchasers listed in Schedule A thereto pursuant to which the Company issued and has outstanding (i) $50,000,000 aggregate principal amount of its 2.30% Senior Notes, Series 2021-A, due June 10, 2028 (the “Series 2021-A Notes”), (ii) $50,000,000 aggregate principal amount of its 2.73% Senior Notes, Series 2021-D, due December 10, 2031 (the “Series 2021-D Notes”) and (iii) $50,000,000 aggregate principal amount of its 2.83% Senior Notes, Series 2022-B, due March 1, 2032 (the “Series 2022-B Notes”; together with the Series 2021-A Notes and the Series 2021-D Notes, collectively, the “Notes”);

B. Whereas, capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require;

C. Whereas, the Company has requested that Prudential make certain amendments to the Note Purchase Agreement;

D. Whereas, Prudential has agreed to the Company’s amendment request and desires to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth; and

E. Whereas, all requirements of law have been fully complied with and all other acts and things necessary to make this Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in Section 3.1 hereof,

and in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and Prudential do hereby agree as follows:

SECTION 1.
Amendments.
1.1.
Section 2.2(a) of the Note Purchase Agreement is hereby amended by amending and restating the third sentence thereof in its entirety to read as follows:

At any time, $225,000,000 minus the aggregate outstanding principal amount of Notes at such time, minus the aggregate principal amount of all senior notes outstanding pursuant to any Principal Credit Facility or other debt obligations of the Company outstanding at such time held by Prudential Affiliates minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the “Available Facility Amount” at such time.

1.2.
Section 2.2(b)(i) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(i) August 27, 2027 (or if such date is not a Business Day, the Business Day next preceding such date),

SECTION 2.
Representations and Warranties of the Company.
2.1.
To induce Prudential to execute and deliver this Amendment (which representations shall survive the execution and delivery of this Amendment), the Company, represents and warrants to Prudential that:
(a)
this Amendment has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company, and this Amendment and the Note Purchase Agreement, as amended by this Amendment, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(b)
the execution, delivery and performance of this Amendment by the Company and the performance by the Company hereof and of the Note Purchase Agreement, as amended by this Amendment, will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company is bound or by which the Company may be bound, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company, or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company;
(c)
no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution and delivery of this Amendment by the Company or the performance hereof or of the Note Purchase Agreement, as amended by this Amendment, by the Company;
(d)
on the Effective Date (as hereinafter defined), after giving effect to this Amendment, all the representations and warranties contained in Section 5 of the Note Purchase Agreement are true and correct in all material respects with the same force and effect as if made by the Company, on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date);
(e)
since June 30, 2024, there has been no change in the financial condition, operations, business or properties of the Company except changes that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and
(f)
as of the Effective Date and after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing and no waiver of Default or Event of Default is in effect.
SECTION 3.
Conditions to Effectiveness of this Amendment.
3.1.
This Amendment shall become effective upon satisfaction of each and every one of the following conditions (the date of such satisfaction, the “Effective Date”):
(a)
executed counterparts of this Amendment, duly executed by the Company, each Subsidiary Guarantor and Prudential, shall have been delivered to Prudential or its special counsel;
(b)
the representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on and with respect to the Effective Date;
(c)
the Company shall have paid by wire transfer of immediately available funds to Prudential (or at the direction of Prudential) a structuring fee equal to $25,000; and

(d)
the Company shall have paid the fees and expenses of ArentFox Schiff LLP, special counsel to Prudential, in connection with the negotiation, preparation, approval, execution and delivery of this Amendment.
SECTION 4.
Miscellaneous.
4.1.
Except as expressly amended hereby, the Note Purchase Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the Note Purchase Agreement shall hereafter be read and construed together as a single document, and all references in the Note Purchase Agreement or any agreement or instrument related to the Note Purchase Agreement shall hereafter refer to the Note Purchase Agreement as amended by this Amendment. The Company and each Subsidiary Guarantor hereby ratifies the Note Purchase Agreement and the Subsidiary Guaranty and acknowledges and reaffirms (a) that it is bound by all terms of the Note Purchase Agreement and Subsidiary Guaranty applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Note Purchase Agreement, the Subsidiary Guaranty and the Notes.
4.2.
Nothing contained herein shall be deemed to (a) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or, except as expressly set forth herein, to otherwise modify any provision of the Note Purchase Agreement, or (b) give rise to any defenses or counterclaims to the right of Prudential or any Noteholder to compel payment of any obligations of the Company or any Subsidiary Guarantor owing to Prudential or such Noteholder when due or to otherwise enforce its rights and remedies under the Note Purchase Agreement, the Subsidiary Guaranty or the Notes.
4.3.
The Company hereby confirms its obligations under the Note Purchase Agreement whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential, all out-of-pocket costs and expenses, including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel, incurred by Prudential in connection with this Amendment or the transactions contemplated hereby, in enforcing any rights under this Amendment, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Amendment or the transactions contemplated hereby. The obligations of the Company under this Section 4.3 shall survive transfer by any holder of a Note of any Note and payment of any Note.
4.4.
Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Note Purchase Agreement without making specific reference to this Amendment but nevertheless all such references shall include this Amendment unless the context otherwise requires.

4.5.
The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
4.6.
This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

4.7.
This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement. Delivery of an electronic signature to, or a signed copy of, this Amendment by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if Prudential shall request manually signed counterpart signatures to the Amendment, the Company and each Subsidiary Guarantor hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by an authorized representative as of the date first written above.

Very truly yours,

Stepan Company

By /s/ Luis E. Rojo

Name: Luis E. Rojo

Title: Vice President and Chief Financial Officer

Stepan Specialty Products, LLC

By /s/ Luis E. Rojo

Name: Luis E. Rojo

Title: Vice President and Chief Financial Officer

Stepan Surfactants Holdings, LLC

By /s/ Luis E. Rojo

Name: Luis E. Rojo

Title: Vice President and Chief Financial Officer

[Signature Page to Second Amendment (Stepan/Prudential)]

Accepted as of the date first written above.

PGIM, INC.

By: /s/ Joshua J. Shipley

Title: Vice President

[Signature Page to Second Amendment (Stepan/Prudential)]